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                                 LEHMAN BROTHERS


July 17, 1995


          We consent to the inclusion as an Annex to the Registration Statement (the "Registration Statement") on Form S-4 of Peter Kiewit Sons', Inc. ("PKS") and MFS Communications Company, Inc. of our fairness opinion to the Board of Directors of PKS dated July 17, 1995, and to the description thereof set forth in the Registration Statement under "Overview -- Background and Purpose of Spin-off; Purpose of the Exchange Offer; Board Proceedings -- Opinions of Financial Advisors". In giving such consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert' as used in the Securities Act.

Sincerely,

LEHMAN BROTHERS


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By:  Adam Parten
     Vice President